Exhibit 10.3



                        EXCLUSIVE DISTRIBUTION AGREEMENT
                        --------------------------------


Recitals:

a. Pursuant to a Reorganization and Stock Purchase Agreement dated as of October 15, 2002 and effective as of October 24, 2002 (the "Agreement"), Soyo, Inc., a Nevada corporation ("Soyo Nevada"), became a wholly-owned subsidiary of Vermont Witch Hazel Company, Inc., a Nevada corporation ("VWHC").

b. Soyo Nevada was previously a wholly-owned subsidiary of Soyo Computer, Inc., a Taiwan company ("Soyo Taiwan").

c. Soyo Nevada is a distributor of computer parts and components provided by Soyo Taiwan, which it sells under the "Soyo" brand in North, Central and South America.

d. VWHC subsequently changed its name to Soyo Group, Inc. ("Soyo Group").

e.  In  conjunction   with  the  transaction  in  which  Soyo  Nevada  became  a
wholly-owned   subsidiary  of  Soyo  Group,   Soyo  Taiwan  acquired  shares  of
convertible preferred stock of Soyo Group ("Convertible Preferred Stock").

f. Soyo Nevada owed Soyo Taiwan approximately US$20,000,000 on open account as of October 24, 2002 for the purchase of computer parts and components, of which the payment for US$12,000,000 has been deferred until December 31, 2005.

g. The parties hereto inadvertently neglected to include in the Agreement a provision confirming that Soyo Nevada is, and shall continue as, Soyo Taiwan's exclusive distributor for its products in North, Central and South America, effective as of October 24, 2002.

The parties hereto desire to amend the Agreement to include the following provisions:

1. Soyo Taiwan hereby agrees and acknowledges that Soyo Nevada is, and shall continue as, Soyo Taiwan's exclusive distributor for its products in North, Central and South America.

2. Soyo Taiwan hereby acknowledges and agrees that it will not be entitled to any additional consideration for entering into this Exclusive Distribution Agreement.

3. Soyo Taiwan hereby acknowledges that it will not have the right, under any circumstances whatsoever, to terminate this Exclusive Distribution Agreement with Soyo Nevada prior to December 31, 2005. Subsequent to December 31, 2005, Soyo Taiwan will have the right to terminate this Exclusive Distribution
Agreement, as specified below, one year after Soyo Taiwan, including any officer, director or affiliate of Soyo Taiwan, ceases to own, control or have a beneficial interest in, directly or indirectly, any shares of common stock or preferred stock of Soyo Group.



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Subject to compliance  with this  provision,  Soyo Taiwan will have the right to terminate this Exclusive Distribution Agreement by issuing a written notice of termination to Soyo Nevada, which will become effective one year thereafter.

4. During the one-year period subsequent to the issuance of the notice of termination of the Exclusive Distribution Agreement, Soyo Taiwan hereby agrees that it will continue to provide Soyo Nevada on an open account basis with computer parts and components at the quantities required and on a timely basis to enable Soyo Nevada to continue to conduct its business operations at budgeted levels, which shall be defined herein as not less than a level consistent with the operations of Soyo Nevada's business in 2005.

5. The parties hereto agree that this Exclusive Distribution Agreement shall be deemed effective as of October 24, 2002, upon the execution by all of the parties denoted below.


Additional provisions:

1. The parties hereto agree that this Exclusive Distribution Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same document. For purposes of execution of this Exclusive Distribution Agreement, a document signed and transmitted by facsimile machine or telecopier shall be treated as an original document.

2. This Exclusive Distribution Agreement shall be construed and enforced in accordance with the laws of the State of California. The prevailing party in any dispute shall be entitled to reimbursement for reasonable attorney's fees and costs.


Acknowledged and Approved:


Soyo Group, Inc.                              Soyo, Inc.
(formerly known as Vermont
 Witch Hazel Company, Inc.)


By: /s/Nancy Chu                              By: /s/ Nancy Chu
   ---------------------                         ---------------------


Title: CEO                                    Title: CEO
      ------------------                            ------------------



Soyo Computer, Inc.


By: /s/ Andy Chu
   ---------------------

Title: President
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